                                 EXHIBIT 23(e)

                    CONSENT OF MICHAEL BEST & FRIEDRICH LLC

                                                                 EXHIBIT 23(e)


                                     CONSENT

     Michael Best & Friedrich LLP, hereby consents to the use of its name under the heading "Legal Opinions" in the Registration Statement filed on Form S-4 by Merchants and Manufacturers Bancorporation, Inc., with respect to the common stock of Merchants and Manufacturer's Bancorporation, Inc. to be issued to the shareholders of Pyramid Bancorp, Inc. in a transaction described in such Registration Statement.

August 31, 1999



                                        /s/  MICHAEL BEST & FRIEDRICH LLP
                                             ---------------------------------
                                             MICHAEL BEST & FRIEDRICH LLP